                                                                    EXHIBIT 2.16

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made and entered into as of July 18, 2000 by and among DoveBid, Inc., a Delaware corporation ("DoveBid"), C.L. Van Beusekom B.V., a Netherlands corporation, (the "Company"), Chalud Holding B.V., Binmak B.V. and Rotsip Holding B.V. (each of Chalud Holding B.V., Binmak B.V. and Rotsip Holding B.V. hereinafter individually referred to as a "Shareholder" and collectively referred to as the "Shareholders") and, solely for the purposes of Sections 1, 4, 9 and 10 of this Agreement, Frederik Abbink, Paul Blees and Peter Pistor (each of Frederik Abbink, Paul Blees and Peter Pistor hereinafter individually referred to as a "Principal" and collectively referred to as the "Principals").

     The Shareholders are collectively the legal and beneficial owners of the issued and outstanding capital stock of the Company. Frederik Abbink is an officer, director and controlling shareholder of Abbink Holding B.V., a Netherlands corporation, which is the controlling shareholder of Chalud Holding B.V. and Frederik Abbink is an officer and director of the Company. Paul Blees is an officer, director and controlling shareholder of Binmak B.V. and an officer and director of the Company. Peter Pistor is an officer, director and controlling shareholder of Rotsip Holding B.V. and an officer and director of the Company.

     DoveBid desires to purchase and accept from the Shareholders, and the Shareholders desire to sell and transfer to DoveBid, all shares of the capital stock of the Company owned by the Shareholders (collectively, the "Shares") on the terms and conditions set forth in this Agreement.

     Now, therefore, the parties agree as follows:

                                   ARTICLE I
                            STOCK SALE AND PURCHASE

     1.1  Agreement to Sell and Purchase Stock.  At the Closing (as defined in
          -------------------------------------
Section 1.3 below), Shareholders shall sell, transfer and deliver to DoveBid, and DoveBid shall purchase and accept from Shareholders, all of the Shares owned by Shareholders, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character (collectively, "Liens") in exchange for the following aggregate consideration (the "Purchase Price"):

          (i) cash in the aggregate amount of NLG 5,750,000 to be divided among the Shareholders in proportion to their percentage ownership interests in the Company as set forth in Schedule 1.1 attached hereto (the "Ownership Percentage"), subject to increase and/or reduction in accordance with Section
1.2 (the "Closing Payment");

          (ii) a promissory note payable to each of the Shareholders in the principal amount set forth opposite such Shareholder's name in Schedule 1.1 attached hereto, with each such note to be in the form attached hereto as Exhibit A (each, a "Promissory Note"), and which Promissory Notes together
---------
amount to an aggregate principal amount of NLG 1,000,000; and

          (iii) a convertible subordinated promissory note payable to each of the Shareholders in the principal amount set forth opposite such Shareholder's name in Schedule 1.1 attached hereto, with each such note to be in the form attached hereto as Exhibit B (each, a "Convertible Subordinated Promissory
                   ---------
Note"), and which Convertible Subordinated Promissory Notes together amount to an aggregate principal amount of NLG 2,300,000.

     1.2   Purchase Price Adjustment.
           -------------------------

     1.2.1 At the Closing, Shareholders shall deliver to DoveBid a balance sheet of the Company as of the latest practicable date prior to the Closing Date but in any event dated as of a date no earlier than five (5) business days prior to the Closing Date (the "Closing Balance Sheet") prepared in accordance with United States generally accepted accounting principles ("GAAP"), together with a list indicating all accrued expenses and liabilities of the Company as of the same date, as determined in accordance with GAAP (the "Closing Liabilities Schedule"). The Closing Balance Sheet and the Closing Liabilities Schedule shall reflect an accrued liability of NLG 45,000 (the "Litigation Accrual") with respect to legal fees and expenses to be incurred by the Company in connection with the Outstanding Litigation (as defined in Section 8.2). Within fourteen
(14) days of the Closing, Shareholders shall deliver to DoveBid an audited balance sheet as of the Closing Date, together with a list indicating all accrued expenses and liabilities of the Company as of the Closing Date, in each case prepared in accordance with GAAP (the "Post-Closing Financial Statements").

     1.2.2 In the event that the aggregate book value of stockholders' equity of the Company, determined in accordance with GAAP, set forth on the Closing Balance Sheet (such amount, the "Closing Stockholders' Equity") is less than the amount of NLG 355,000, the Closing Payment shall be reduced by one Dutch Guilder for each Dutch Guilder that Closing Stockholders' Equity is less than the amount of NLG 355,000. In the event that the amount of cash of the Company, determined in accordance with GAAP, set forth on the Closing Balance Sheet (such amount, the "Closing Cash") is less than the amount of NLG 280,000, the Closing Payment shall be reduced by one Dutch Guilder for each Dutch Guilder that the Closing Cash is less than the amount of NLG 280,000, provided that if Closing
                                             -------- ----
Stockholders' Equity is less than the amount of NLG 355,000 as a result of the amount of Closing Cash being less than NLG 280,000 and the Closing Payment has already been reduced by such deficit amount as provided in the foregoing sentence, there shall be no further adjustment to the Closing Payment as a result of such lesser amount of Closing Cash.

     1.2.3 In the event of any reduction in the Closing Payment as provided above, the aggregate Purchase Price shall be appropriately adjusted and such reduced or increased aggregate consideration shall constitute the "Purchase Price" for all purposes under this Agreement.

     1.2.4 The account payable of the Company to the Shareholders set forth on the Closing Balance Sheet (up to a maximum of NLG 442,483) (the "Shareholders' Payable") shall be paid by the Company to the Shareholders (according to their Ownership Percentages) from the proceeds of collections by the Company after the Closing of accounts receivable of the Company accrued prior to the Closing; provided, that such amounts shall only be paid following written approval by DoveBid's Chief Financial Officer, which approval shall not be withheld if the Company's cash on hand on such dates is sufficient in his reasonable judgment to fund its ordinary course obligations. The acknowledgement and payment of the amounts described in this section shall not affect the provisions of Section 1.4 of this Agreement.

     1.2.5 For the purposes of preparing the Closing Balance Sheet, the Closing Liabilities Schedule, the Post-Closing Financial Statements and any other financial statements to be delivered to DoveBid by the Company under the terms of this Agreement, only for reasons of convenience, all amounts shall be stated in both Dutch Guilders and U.S. Dollars and all U.S. Dollar amounts shall be calculated using the rate for exchanging Dutch Guilders into U.S. Dollars applicable on the date of preparation of the relevant financial statement. The Purchase Price and any Damages referred to in Section 8.2 below shall be calculated and paid in Dutch Guilders and any reference to U.S. Dollars only shall be for purposes of convenience.

     1.3   Closing.  The purchase and sale, and acquisition and transfer of
           -------
the Shares, and the consummation of the other transactions contemplated hereby (the "Closing"), will take place at the offices of DoveBid's counsel, Freshfields, located at Apollolaan 151, 1077 AR Amsterdam, the Netherlands at 8:00 a.m. Pacific Standard Time, on July 18, 2000 or, if all conditions to closing have not been satisfied or waived by said date, at such other time and place as DoveBid and Shareholders shall mutually agree upon. At the Closing,
(i) Shareholders and DoveBid will execute a notarial deed of transfer substantially in the form of Exhibit C attached hereto with respect to the
                             ---------
transfer of the Shares from the Shareholders to DoveBid, (ii) concurrently with the execution of the notarial deed of transfer referred to in (i) above, DoveBid will irrevocably instruct the civil law notary to wire transfer the Closing Payment payable to each Shareholder in accordance with Section 1.1 and Section
1.2 above to a bank account designated by such Shareholder prior to the Closing Date, (iii) DoveBid will deliver to each Shareholder such Shareholder's Promissory Note, and (iv) DoveBid will deliver to each Shareholder such Shareholder's Convertible Subordinated Promissory Note. The date on which the Closing occurs is referred to herein as the "Closing Date."

     1.4   Adjustments to Closing Stockholders' Equity and Closing Cash.  On or
           ------------------------------------------------------------
prior to the 90/th/ calendar day following the receipt of the Closing Balance Sheet, DoveBid shall provide Paul Blees, as representative of the Shareholders (the "Representative"), and each Shareholder with a certificate, signed by an officer of DoveBid, stating whether DoveBid believes that the amount of Closing Stockholders' Equity (the "Original CSE") or the amount of the Closing Cash (the "Original Cash") used to determine the Purchase Price pursuant to Section 1.2 hereof was correct or stating that either or both of the Original CSE and the Original Cash were incorrect as of the Closing Date, and if so stated to be incorrect, setting forth DoveBid's revised calculation of Closing Stockholders' Equity ("Revised CSE") and/or DoveBid's revised calculation of Closing Cash ("Revised Cash"), as the case may be, together with detailed calculations substantiating such revised calculation(s). In assessing the Revised CSE and/or the Revised Cash, DoveBid shall take into consideration all adjustments, including all adjustments set forth in the Post-Closing Financial Statements that may include adjustments that increase the Original CSE and/or the Original Cash. In the event that such certificate sets forth a Revised

CSE and/or a Revised Cash, within 15 calendar days of the Representative's receipt of such certificate, the Representative shall either (a) agree with such revised calculation(s) by countersigning such certificate and delivering a copy thereof to DoveBid, whereupon, if the Revised CSE is less than the amount of NLG 355,000, and/or if the Revised Cash is less than the amount of NLG 280,000, the amount by which the Revised CSE is less than the Original CSE (such excess, the "CSE True-Up") and/or the amount by which the Revised Cash is less than the Original Cash (such excess, the "Cash True-Up") shall be offset against the indebtedness of DoveBid to Shareholders under the Promissory Notes, in proportion to the Ownership Percentage of Shareholders, provided that if the Revised CSE is less that the Original CSE as a result of the Revised Cash being less than the amount of Original Cash, and the CSE True-Up has already been offset as herein provided, there shall be no Cash True-Up as a result of such lesser amount of Closing Cash, or (b) disagree with such revised calculation(s), whereupon DoveBid and the Representative shall submit such dispute to arbitration as if it were a Contested Claim, as defined in Article VIII hereof, in accordance with Section 8.6 hereof. If the Representative shall not have responded within such 15 calendar day period, the Representative shall be deemed to have agreed with such revised calculation(s) and the offset of the CSE True-Up and/or the Cash True-Up. If DoveBid shall not have provided the certificate to the Representative within the 90 calendar day period, DoveBid shall be deemed to have agreed with the correctness of the Original CSE and the Original Cash amounts.

     1.5  Deferred Payment.  Until the amounts owed by DoveBid under the
          ----------------
Promissory Notes to Shareholders have been discharged under the terms of the Promissory Notes, such amounts shall represent collateral for (A) any amounts owed by Shareholders to DoveBid under Section 1.4 above, and (B) the indemnification obligations of Shareholders pursuant to Article VIII hereof. If, on the date DoveBid elects, or is required, to discharge its indebtedness under the Promissory Notes to Shareholders, there is outstanding an unresolved Notice of Claim or Contested Claim (as defined in Article VIII hereof), the amount of Damages claimed in such Notice of Claim or Contested Claim shall be withheld from such payment to Shareholders, pending resolution of the Notice of Claim or Contested Claim pursuant to the Article VIII hereof.

     1.6  Numbers and Currency.  For the purposes of preparing the Closing
          --------------------
Balance Sheet, the Closing Liabilities Schedule, the Post-Closing Financial Statements, the Company Disclosure Letter (as defined below) and any other financial statements or documents to be delivered to DoveBid by the Company under the terms of this Agreement, all amounts shall be stated in both Dutch Guilders and U.S. Dollars and all U.S. Dollar amounts shall be calculated using the rate for exchanging Dutch Guilders into U.S. Dollars applicable on the date of preparation of the relevant financial statement or document. The Purchase Price and any Damages referred to in Section 8.2 below shall be calculated and paid in Dutch Guilders and any reference to U.S. Dollars only shall be for purposes of convenience.


                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                        OF SHAREHOLDERS AND THE COMPANY

     Except as otherwise specifically set forth in the disclosure letter provided by Shareholders and the Company to DoveBid simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "Company Disclosure Letter"), the parts of which are numbered to correspond to the sections of this Agreement, Shareholders and the Company hereby severally make the representations and warranties to DoveBid as set forth below. The term "knowledge" means, with respect to any matter in question, that any of the Principals has knowledge of such matter, after reasonable inquiry of such matter by each such person. For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations, employees or prospects of such entity taken as a whole.

     2.1  Organization.
          -------------

          2.1.1 The Company is a corporation duly organized and validly existing under the laws of the Netherlands, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified to conduct business in each jurisdiction in which the Company is carrying on its business as now conducted except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

          2.1.2 There has been no proposal made or resolution adopted (by the competent corporate body) for the dissolution or liquidation of the Company and no proposal has been made or resolution adopted (by the competent corporate body or bodies) for a statutory merger or de-merger of the Company.

          2.1.3 The Company has not been declared bankrupt or been granted a suspension of payments, nor has the Company applied for a declaration of bankruptcy or a suspension of payments.

     2.2  Power, Authorization and Validity.
          ---------------------------------

          2.2.1 The Company and all Shareholders have the right, power, legal capacity and authority to enter into and perform their obligations under this Agreement, and all agreements to which each of the Company and Shareholders are or will be a party that are required to be executed pursuant to this Agreement (the "Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly and validly approved and authorized by all necessary actions under applicable law. Each Shareholder is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable the Company or Shareholders to enter into, and to perform their respective obligations under, this Agreement and the Ancillary Agreements.

          2.2.3 This Agreement and the Ancillary Agreements are, or when executed by the Company and Shareholders will be, valid and binding obligations of the Company and

Shareholders enforceable against the Company and Shareholders in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     2.3  Capitalization.  The authorized share capital of the Company is NLG
          --------------
200,000, consisting of 200 priority shares, each with a nominal value of NLG 100, and 1,800 ordinary shares, each with a nominal value of NLG 100, of which no priority shares are issued and of which an aggregate of 500 ordinary shares are issued and outstanding, and owned beneficially by Shareholders as set forth in Schedule 1.1, and no other entity or individual owns legally and beneficially any other equity interest of the Company. On the date of this Agreement, each Shareholder has, and on the Closing Date each Shareholder will have, good and marketable title to that number of shares of capital stock of the Company set forth in Schedule 1.1, free and clear of any and all Liens, which shares do and shall constitute collectively all of the issued shares of the Company's capital stock. On the date of this Agreement, there are no, and on the Closing Date, there will be no, options, warrants, calls, commitments, profit sharing certificates, conversion privileges or preemptive or other rights or agreements outstanding to purchase any shares of the Company's capital stock, or any securities convertible into or exchangeable for shares of the Company's capital stock, or obligating the Company to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement. There is no voting agreement, right of first refusal or other restriction (other than the restrictions set out in the Company's Articles of Association) applicable to any of the shares of capital stock or other securities of the Company. Each share of the Company's capital stock has been duly authorized and validly issued, is fully paid and nonassessable, is not subject to any right of rescission, and has been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable securities laws, other applicable laws and requirements set forth in applicable agreements or instruments. The Company is not under any obligation to register any of its presently outstanding securities, or any securities that may be subsequently issued, under the securities laws of any jurisdiction.

     2.4  Subsidiaries.  The Company does not have any subsidiaries or any
          ------------
interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

     2.5  No Conflict.  Neither the execution and delivery of this
          -----------
Agreement or any Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of (a) any provision of the Articles of Association or other governance document of the Company or Shareholders, (b) any instrument or contract to which the Company or a Shareholder is a party or by which either the Company or any Shareholder, or any of the Company's assets or properties or any Shareholder's Shares, are bound or affected, or (c) any judgment, writ, decree, order, statute, rule or regulation applicable to either the Company or any Shareholder or their respective assets or properties. The consummation of the transactions contemplated by this Agreement does not and will not require the consent, waiver, release or approval of any third party.

     2.6  Litigation.  There is no action, proceeding, claim or
          -----------
investigation pending against the Company, nor any persons for whose acts or defaults the Company may be liable, before any court or administrative agency, nor, to the best of the Company's knowledge, has any such action, proceeding, claim or investigation been threatened. There is no reasonable basis for any shareholder or former shareholder of the Company, or any other person, firm, corporation, or entity, to assert a claim against the Company, any Shareholder or DoveBid based upon: (a) ownership or rights to ownership of any shares or other ownership interest in the Company, (b) any rights as a shareholder of the Company, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among the Company and its shareholders. There are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Company or any of its assets, properties or securities.

     2.7  Taxes.  The Company (i) has duly, and within any appropriate time
          -----
limits (including extensions for filings provided such extensions were properly granted and all conditions of such extensions have been properly satisfied) filed all tax returns required to be filed, (ii) has paid all taxes required to be paid, (iii) has established an adequate accrual or reserve for the payment of all taxes payable (a) in respect of all periods for which tax returns have been filed but where the tax payable has not yet been paid and (b) in respect of the periods directly following the periods referred to in subparagraph 2.7(iii)(a) up to and including the Closing Date, (iv) has paid all estimated tax assessments ("voorlopige aanslagen") insofar as any have been issued, and (v) has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All accruals or reserves for taxes on the Closing Balance Sheet will be established in the ordinary course of business. The Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed in writing. The Company has not received any written notification from any taxing authority regarding any issues that: (a) are currently pending before any taxing authority regarding the Company or (b) have been raised by any taxing authority and not yet finally resolved. The Company has never been audited by any taxing agency or authority other than the audit(s) set forth in
Section 2.7 to the Company Disclosure Letter, and there are no issues pursuant to such audit(s) that have not yet been finally resolved. The Company has withheld with respect to each of its shareholders, current and former employees, directors and supervisory directors and independent contractors all taxes required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law.

     For the purposes of this Agreement, the terms "tax" and "taxes" include all income, gains, franchise, excise, property, sales, use, capital, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, social security or national insurance contributions, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

     2.8  Financial Statements.  The Company has delivered to DoveBid, attached
          --------------------
hereto as Exhibit D, copies of: (i) the Company's audited balance sheet as of
          ---------
December 31, 1999 (the "Balance Sheet"), (ii) the Company's audited income statement and statement of cash flows for the twelve months ended December 31, 1999, (iii) the Company's unaudited balance sheet as of no earlier than five (5) business days prior to the Closing Date, and (iv) the Company's unaudited income statement and statement of cash flows for the six months ended June 30, 2000 (all of such financial statements, together with the Closing Balance Sheet, the Closing Liabilities Schedule and the Post-Closing Financial Statements being hereinafter referred to as the "Financial Statements"). The Financial Statements (a) are in accordance with the books and records of the Company, (b) fairly present the financial condition of the Company at the date therein indicated and the results of operations for the period therein specified, and (c) have been prepared in accordance with GAAP applied on a consistent basis. The Company has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements. Schedule 2.9 to the Company Disclosure Letter sets forth a true and complete list of the Company's inventory as of the latest practicable date prior to the Closing Date but in any event as of a date no earlier than three (3) business days prior to Closing.

     2.9  Title to Assets and Properties.  The Company has good and marketable
          ------------------------------
title to all of its assets as shown on the Balance Sheet and the Closing Balance Sheet, free and clear of all Liens (other than for taxes not yet due and payable). All machinery and equipment included in such assets is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and has not received any notice of violation with which it has not complied, except where such violation would not have a Material Adverse Effect on the Company. The Company's assets include all tangible and intangible assets, rights and properties necessary for the conduct of the Company's foreign operations.

     2.10 Absence of Certain Changes.  Since June 30, 2000, there has not been
          --------------------------
with respect to the Company:

          (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a Material Adverse Effect thereon;

          (b) any contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

          (c) any mortgage, encumbrance or Lien placed on any of the properties thereof;

          (d) any obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business in individual amounts less than NLG 60,000;

          (f) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, assets or business thereof;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the membership interests thereof;

          (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, managers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, managers, employees or agents;

          (i) any change with respect to the management, supervisory or other key personnel thereof;

          (j) any payment or discharge of a Lien or liability thereof which Lien was not either shown on the Balance Sheet or incurred in the ordinary course of business thereafter;

          (k) any obligation or liability incurred thereby to any of its officers, employees, directors or shareholders or any loans or advances made thereby to any of its officers, employees, directors or shareholders except normal compensation, expense allowances and other amounts payable to officers and employees in the ordinary course of business;

          (l) any amendment or change in the Articles of Association or other governance document of the Company; or

          (m) any change in the accounting policies or procedures of the Company.

     2.11 Contracts and Commitments.  Section 2.11 of the Company Disclosure
          -------------------------
Letter sets forth a list of each of the following oral or written contracts, agreements, understandings and arrangements, a true and complete copy of each (or, in the case of an oral agreement, a written summary of all of the material terms of which) has been provided to DoveBid:

          (a) Contract, agreement or other understanding or arrangement providing for payments by or to the Company in an aggregate amount of NLG 60,000 or more in any year;

          (b) Company IP Rights Agreement (as defined in Section 2.12), and contract, license, agreement or other understanding or arrangement as licensor or licensee;

          (c) Contract, lease, license, agreement or other understanding or arrangement for the lease of real or personal property;

          (d) Joint venture contract or arrangement or any other agreement that involves or could involve a sharing of profits, expenses or losses with any other party;

          (e) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business and for no more than NLG 60,000 in amount, and except as disclosed in the Financial Statements;

          (f) Contract, agreement or other understanding or arrangement containing covenants purporting to limit the Company's freedom to compete in any line of business in any geographic area, or which grants any exclusive rights or obligations;

          (g) Contract, agreement or other understanding or arrangement for or relating to the employment of any officer, employee, contractor, or consultant of the Company;

          (h) Contract, agreement or other understanding or arrangement for or relating to the acquisition or disposition of assets outside the ordinary course of business, or pursuant to which the Company has any ownership or other participation interest in any corporation, partnership or other business enterprise;

          (i) Surety or guarantee in favor of third parties, or any security interest in favor of third parties, such third parties to include the Shareholders, the Principals, the Employees (as defined in Section 2.15 below), the Company and the managing director and other officers of the Company or the Shareholder;

          (j) Guarantee or surety or statement of several liability of any third party in respect of any borrowing of the Company; or

          (k) Any other agreement not specified above which is material to the business of the Company.

     All agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments identified in this Section 2.11 are valid and in full force and effect. The Company is not, nor, to the knowledge of the Company, is any other party thereto, in breach or default under the terms of any such agreement, contract, plan, lease, instrument, arrangement, license or commitment. The Company does not have any liability for renegotiation of government contracts or subcontracts, if any.

     2.12 Intellectual Property.  The Company owns, or has a valid right
          ---------------------
to use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Company IP Rights") and such rights to use, sell or license are sufficient for the conduct of the Company's businesses as presently conducted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute a breach of any instrument or agreement governing or affecting any Company IP Rights (the "Company IP Rights Agreements"), do not and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company to use, sell or license any Company IP Right or portion thereof. There is no royalty, honoraria, fee or other payment payable by the Company to any person by reason of the ownership, use, license, sale or disposition of any Company IP Right (other than as set forth in the Company IP Rights Agreements listed in Section 2.11 to the Company Disclosure Letter). Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by the Company or currently under development by the Company or the provision of any service currently provided by the Company or currently planned to be provided by the Company violates any license or agreement between the Company and any third party or infringes any Intellectual Property Right of any other person or entity; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right nor is there any basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts, or will conflict, with the rights of any other person or entity, nor is there any basis for any such assertion. The Company has taken reasonable and necessary steps designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Company IP Rights. Each officer, employee, director and consultant of the Company has executed and delivered to the Company an agreement in the form provided to DoveBid regarding the protection of proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such person. Section 2.12 to the Company Disclosure Letter contains a list of all applications, registrations, filings and other formal actions made or taken by the Company to perfect or protect its interest in Company IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and service marks. As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial or intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet or World Wide Web URLs or addresses, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     2.13 Compliance with Laws.  The Company has complied, or prior to the
          --------------------
Closing Date will have complied, and is or will be at the Closing in compliance with all laws, ordinances, regulations, rules and statutory instruments and all orders, writs, injunctions, awards, judgments, and decrees applicable to the Company, or to its assets, properties and business, except where such failure to comply has not had or shall not have a Material Adverse Effect on the Company, including, without limitation: (a) all applicable securities laws and regulations, (b) all applicable laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours, and (iii) safety, health, fire prevention, environmental protection, hazardous materials, toxic waste disposal, building standards, zoning and other similar matters, (c) the export or re-export of controlled commodities or technical data, and (d) immigration matters. The Company, nor any Shareholder, director, officer, agent or employee of the Company, has not, for or on behalf of the Company, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) made any other unlawful payment. The Company has not had, or does not have, any officer or director from the United States. No beneficial holder of the Company's capital stock is or has been a resident of the United States. The Company has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business. There are no legal or administrative proceedings or investigations involving the Company pending or, to the best of the Company's knowledge, threatened before any governmental entity.

     2.14  Certain Transactions and Agreements.  None of the Principals,
           -----------------------------------
officers, directors or shareholders of the Company, nor any of their spouses, has any direct or indirect ownership interest in any firm or corporation that competes with the Company (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of said Principals, officers, directors or shareholders, nor any of their spouses, is directly or indirectly interested in any contract or informal arrangement with the Company, except for normal compensation for services as an officer, director, shareholder or employee thereof. None of said officers, directors or shareholders, nor any of their spouses, has any interest in any property, real or personal, tangible or intangible, including any Intellectual Property Rights, used in or pertaining to the business of the Company, except for the normal rights of a shareholder of the Company. Schedule 2.14 to the Company Disclosure Letter sets forth a true and complete list of all Shareholder Loans (as defined in Section 6.17) and details of all indebtedness of the Company to any Shareholder, Principal, Employee (as defined in Section 2.15.1) or former employee.

     2.15. Employee Matters.
           ----------------

           2.15.1 The Company does not have any employees other than the employees identified in Section 2.15.1 of the Company Disclosure Letter (the "Employees"). The current compensation of each of the Employees is as set out opposite such Employee's name in Section 2.15.1 of the Company Disclosure Letter.

           2.15.2 The Company (i) is not subject to any collective bargaining agreement with respect to any of its employees, (ii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, (iii) has no current labor disputes, and (iv) to the best of the Company's knowledge, has not ever been nor is now subject to a union organizing effort. The Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a Material Adverse Effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

           2.15.3 Section 2.15.3 to the Company Disclosure Letter identifies all plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between the Company and any Employee, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by the Company under which the Company has any present or future obligation or liability (collectively, the "Company Employee Plans"). Copies or written descriptions of all Company Employee Plans and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to DoveBid. All contributions due from the Company with respect to any of the Company Employee Plans have been made as required or have been accrued on the Financial

Statements. Each Company Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all applicable statutes, laws, orders, rules and regulations.

          2.15.4 Section 2.15.4 to the Company Disclosure Letter identifies all pension arrangements with all Employees, former employees, current or former managing directors, and current or former other officers of the Company (collectively the "Company Pension Plans"). The Company has no obligations with respect to any Company Pension Plans, except as disclosed in the Financial Statements. All premiums that have become due prior to or upon the Closing Date under any insured Company Pension Plan have been fully and timely paid by the Company either to the relevant insurance company or the relevant employee.

          2.15.5 Section 2.15.5 to the Company Disclosure Letter lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses and all forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a Company Employee Plan or a Company Pension Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company and (C) covers any Employee or former employee of the Company. Such contracts, plans and arrangements as are described in this Section 2.15.5 are herein referred to collectively as the "Company Benefit Arrangements." Each Company Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, laws, rules and regulations which are applicable to such Company Benefit Arrangement. The Company has delivered to DoveBid a complete and correct copy or written description of each Company Benefit Arrangement.

          2.15.6 There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Company Employee Plan, Company Pension Plan or Company Benefit Arrangement that would increase the expense of maintaining such Company Employee Plan, Company Pension Plan or Company Benefit Arrangement above the level of the expense incurred in respect thereof since the date of the Balance Sheet.

          2.15.7 The Company is in compliance with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, labor circumstances, hygiene, work place protection, health and safety protection and terms and conditions of employment, including, but not limited to, employee compensation matters, except where failure to be in compliance would not have a Material Adverse Effect on the Company.

          2.15.8 To the best of Company's knowledge, no Employee is in violation of any term of any employment contract, invention assignment agreement, confidentiality agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such Employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such Employees does not subject the Company to any liability.

                2.15.9 The Company is not a party to any (a) agreement with any officer, director, shareholder or other employee thereof (i) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          2.16  Company Documents.  The Company has made available to DoveBid
                -----------------
for examination true and complete copies of all documents and information listed in the Company Disclosure Letter or which have been requested in the due diligence request list furnished to the Company by DoveBid, including, without limitation, the following: (a) copies of the Company's past and current Articles of Association and other past and current governance documents; (b) all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) its journal and shareholder registers reflecting all equity issuances and transfers; (d) an extract from the Commercial Register of the relevant Chamber of Commerce; and (e) all permits, orders, and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders, and consents.

          2.17  No Brokers.  Neither the Company nor any Shareholder is or will
                ----------
be obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

          2.18  Accounts Receivable.  Subject to the reserves set forth on the
                -------------------
Closing Balance Sheet, if any, all accounts receivable of the Company set forth on the Closing Balance Sheet have arisen in the ordinary course of the Company's businesses, represent valid, enforceable and fully collectible obligations due to the Company, and have been and are not subject to any set-off, counterclaim or future performance obligation on the part of the Company. Schedule 2.18 of the Company Disclosure Letter is a true and complete list of the accounts receivable of the Company as of the latest practicable date prior to the Closing Date but in any event as of a date no earlier than three (3) business days prior to Closing.

          2.19  Books and Records.
                -----------------

                2.19.1 The books, records and accounts of the Company (a) are true, complete and correct in all material respects, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (d) accurately and fairly reflect the basis for the Financial Statements.

                2.19.2 The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in
accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          2.20  Insurance.  The Company maintains and at all times during the
                ----------
three years prior to Closing has maintained policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar in type and size to those of Company, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies. All policies of insurance now held by the Company are listed in Section 2.20 of the Company Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

          2.21  Environmental Liabilities.   The real property at any period of
                --------------------------
time owned, leased or used by the Company, or owned by a Shareholder, or such property's surroundings and environment, to the knowledge of the Company or such Shareholder, is neither polluted with any Hazardous Material (as defined below) nor is such Hazardous Material present on or under such real property. There are no civil, criminal, administrative or any other type of claims or proceedings or investigation pending against or involving or affecting the Company, its business or its officers or employees and there are no past or present events which may form the basis of any such claim, proceeding or investigation, based on or related to the use, presence, possession, storage, handling or disposal or the release into the environment of any Hazardous Material or otherwise related to or based on the Environmental Laws (as defined below). Neither the Company nor such any Shareholder has entered into any commitment (binding or otherwise) with any authority or any third party for (i) the removal of Hazardous Material present at any of the real properties at any period of time owned, leased or used by the Company; (ii) the voluntary investion of the soil and ground water (including deep ground water) forming part of such real properties; or (iii) the remediation or containment of pollution of the soil and ground water (including deep ground water) forming part of such real properties. All waste generated by the Company has been and will continue to be transported, stored, treated or disposed in such way that the Company is not, and shall not become, liable for damages, fines, penalties or any environmental response costs (including but not limited to costs of environmental investigation and/or clean up or other mitigation by or through any authority) or any other costs or expenses under or pursuant to any Environmental Law. All waste generated by the business operations of the Company are exclusively delivered to a holder of a valid license under the Environmental Control Act ("Wet Milieubeheer") or any provincial regulation promulgated thereunder, and the Company has complied with any other similar requirements of jurisdictions other than the Netherlands which are applicable to the Company in this regard. The Company and/or Shareholders have implemented adequate precautions to avoid the release into the environment of any Hazardous Material and the Company has taken such other precautions as are prescribed by the Environmental Laws. During the two-year period immediately preceding the Closing Date, neither the Company nor the Shareholders have received any complaints or notification from neighboring companies or private persons relating to noise, smell, dust, vibrations or traffic. The Company and the Shareholder have over the five-year period immediately preceding the Closing Date complied in full with all provisions contained in the Environmental Laws. Neither the Company nor the Shareholders have incurred, nor will incur, any liability or costs vis-a-vis any third party as a result of or in connection with any non-compliance with the Environmental Laws or as a result of or in connection with any other matter which is not as warranted hereunder.

          For the purposes of this Agreement, "Hazardous Material" shall mean any material such as chemicals, radio active materials, paints, ink, pollutants or other material, the presence or release of which into the environment is or may be considered hazardous or damaging for the public health and/or the environment; and such other material as is or may from time to time be qualified as hazardous materials under the Environmental Laws.

          For the purpose of this Agreement, "Environmental Laws" shall mean all state, national, European Community, provincial, municipal or local laws, regulations, statutory instruments and orders, whether administrative, criminal or otherwise, and all guidelines relating thereto and/or rules and practices promulgated thereunder in respect of environmental matters including without limitation any such laws, regulations, statutory instruments and orders relating to emission or discharge of substances into the environment or to the production, processing, distribution, management, use, treatment, storage, burial, disposal, remediation, transport or handling of any Hazardous Material, as are or have been in force or applicable to the Company from time to time.

          2.22  Disclosure.  Neither the Company Disclosure Letter, this
                ----------
Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by the Company or any Shareholder to DoveBid pursuant to this Agreement, taken together, contains or will contain any untrue statement of a fact or omits or will omit to state any fact reasonably necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.




                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF DOVEBID

          Except as specifically set forth in the disclosure letter provided by DoveBid to the Company simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "DoveBid Disclosure Letter"), the parts of which are numbered to correspond to the sections of this Agreement, DoveBid hereby represents and warrants to the Company as follows:

          3.1  Organization and Good Standing.  DoveBid is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to conduct business in each jurisdiction in which the character of the properties owned, leased or licensed by it or the nature of such activities makes such qualification necessary except where the failure to be qualified will not have a Material Adverse Effect on the business, operations or financial condition of DoveBid.

          3.2  Power, Authorization and Validity.
               ---------------------------------

               3.2.1 DoveBid has the corporate right, power and authority to enter into and perform its obligations under this Agreement, and all agreements to which DoveBid is or will be a party that are required to be executed pursuant to this Agreement (the "DoveBid Ancillary Agreements"). The execution, delivery and performance of this Agreement and the DoveBid Ancillary Agreements have been duly and validly approved and authorized by DoveBid's Board of Directors. No vote of the stockholders of DoveBid is required by the Certificate of Incorporation, bylaws, other governing documents of DoveBid or applicable law with respect to the due authorization and approval of this Agreement, the DoveBid Ancillary Documents or the transactions contemplated hereby and thereby.

               3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable DoveBid to enter into, and to perform its obligations under, this Agreement and the DoveBid Ancillary Agreements, except for (a) the filing of appropriate documents with the relevant authorities of California and Delaware and other states in which DoveBid is qualified to do business, if any, and (b) such qualifications and filings as may be required to comply with United States federal and state securities laws and the securities laws of any other jurisdiction as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing, and will, in the case of filings be made within the time prescribed by applicable law.

               3.2.3 This Agreement and the DoveBid Ancillary Agreements are, or when executed by DoveBid will be, valid and binding obligations of DoveBid enforceable against DoveBid in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

          3.3  No Conflict.  Neither the execution and delivery of this
               -----------
Agreement nor any DoveBid Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or bylaws of DoveBid, as currently in effect, (b) any instrument or contract to which DoveBid is a party or by which DoveBid's assets or properties are bound or affected, or
(c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to DoveBid or its assets or properties. DoveBid has received all necessary consents, waivers, approvals or releases of third parties in connection with the consummation of the transactions contemplated hereunder.

          3.4  Financial Condition.  DoveBid has made available to the Company
               -------------------
copies of: (a) DoveBid's unaudited consolidated balance sheet as of December 31, 1999 (the "DoveBid Balance Sheet") and (b) DoveBid's unaudited consolidated income statement and statement of cash flows for the twelve months ended December 31, 1999 (together, with the DoveBid Balance Sheet, the "DoveBid Financial Statements"). The DoveBid Financial Statements are (x) in accordance with the books and records of DoveBid, (y) fairly present the financial condition of DoveBid at the date therein indicated and the results of operations for the period therein specified, and (z) have been prepared in accordance with GAAP applied on a consistent basis. Since December 31, 1999, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of DoveBid which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a Material Adverse Effect on the business, operations or financial condition of DoveBid.


                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

          4.1  Advice of Changes.  During the period from the date of this
               -----------------
Agreement until the earlier of the Closing or the termination of this Agreement, the Company will promptly advise DoveBid in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or at the Closing, untrue or inaccurate in any respect and
(b) of any event representing a Material Adverse Effect in the Company's business, prospects, results of operations or financial condition. The Company agrees to cooperate with DoveBid's auditors in order to book financial entries in accordance with GAAP and in a manner acceptable to DoveBid and its auditors.

          4.2  Maintenance of Business.  During the period from the date of this
               -----------------------
Agreement until the earlier of the Closing or the termination of this Agreement, the Company will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If the Company becomes aware of a deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of DoveBid in writing and, if requested by DoveBid, will use its best efforts to restore the relationship.

          4.3  Conduct of Business.  During the period from the date of this
               -------------------
Agreement until the earlier of the Closing or the termination of this Agreement, the Company will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, and Shareholders will not cause the Company to, without the prior written consent of DoveBid:

               (a) borrow any money, or otherwise incur any indebtedness;

          (b) enter into any transaction not in the ordinary course of business;

          (c) make any expenditure or sale of fixed or other non-current assets outside the normal course of business;

          (d) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice;

          (e) dispose of any of its assets except in the ordinary course of business consistent with past practice;

          (f) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (g) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (h) fail to use its best efforts to maintain and preserve its business organization intact, retain its Employees and maintain its relationships and present agreements with suppliers, customers and others having business relations with the Company, or fail to maintain its current debt and lease instruments, or fail to perform all its material obligations under debt and lease instruments or any other agreements relating to or affecting the Company's assets, properties, equipment and rights;

          (i) change, or fail to keep in full force and effect, present insurance policies and other insurance coverage consistent with past practice;

          (j) pay any bonus, extraordinary fees, commissions or other unusual distributions or increase the salary, commission level or other remuneration payable to any Principal, officer, director, Employee, consultant or agent, or Shareholder, or enter into any new employment or consulting agreement with any such person;

          (k) change accounting methods, policies or procedures;

          (l) introduce any material new method of management or operations;

          (m) declare, set aside or pay any cash or stock dividend or other distribution in respect of any equity interest, or redeem or otherwise acquire any of its equity interests;

          (n) amend or terminate any contract, agreement or license to which it is a party, except those amended or terminated in the ordinary course of business, consistent with past practice;

          (o) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice and are documented by receipts for the claimed amounts;

          (p) guarantee or act as a surety for any obligation, except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice;

          (q) waive or release any right or claim except in the ordinary course of business, consistent with past practice;

          (r) issue or sell any shares of its capital stock or any other securities, or issue or create any warrants, obligations, subscriptions, options, calls, convertible securities, or other commitments to issue any securities, or accelerate the vesting of any outstanding option or other security;

          (s) split or combine its outstanding securities or enter into any recapitalization affecting the number of shares outstanding or affecting any other of its securities;

          (t) merge, de-merge, consolidate or reorganize with, or acquire, any entity;

          (u) amend its Articles of Association, or any other governance documents;

          (v) license any of its technology or Intellectual Property Rights except in the ordinary course of business consistent with past practice;

          (w) agree to any audit assessment by any tax authority or file any income or franchise tax return;

          (x) enter into any debt or lease instruments, or into amendments of any existing debt or lease instruments;

          (y) fail to comply with all permits, laws, rules, regulations or consent orders applicable to the Company or its business; or

          (z) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(y).

     4.4  Satisfaction of Conditions Precedent.  From the date of this
          ------------------------------------
Agreement until the earlier of termination of this Agreement or the Closing, each of the Shareholders, Principals and the Company will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VI, and each of the Shareholders, Principals and the Company will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     4.5  Regulatory Approvals.  DoveBid, the Company, Shareholders and the
          --------------------
Principals will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, that may be reasonably required, or that DoveBid may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Company, Shareholders and the Principals will use their best efforts to obtain all such authorizations, approvals and consents.

          4.6  Necessary Consents.  The Company, Shareholders and the Principals
               ------------------
will use their best efforts to obtain such written consents and take such other actions as may be reasonably necessary or appropriate in DoveBid's judgment to allow the consummation of the transactions contemplated hereby and to allow DoveBid to carry on the Company's business after the Closing.

          4.7  Litigation.  From the date of this Agreement until the earlier of
               ----------
termination of this Agreement or the Closing, the Company will notify DoveBid in writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

          4.8  No Other Negotiations.  From the date of this Agreement until the
               ---------------------
earlier of termination of this Agreement or the Closing, the Company, Shareholders and the Principals will not, and will not authorize or permit any officer, shareholder, director, Employee, investment banker, attorney, agent, representative or affiliate of the Company, any Shareholder or any Principal, or any other person or entity, on any of their behalves to, directly or indirectly, solicit, initiate or encourage any offer from any person or entity or consider any inquiries or proposals received from any other person or entity, participate in any negotiations or discussions regarding, furnish to any person or entity any information with respect to, or enter into any agreement, commitment, letter of intent or understanding concerning, the possible disposition of all or any substantial portion of the Company's business, assets or equity interests by merger, de-merger, sale or any other means (other than the transactions contemplated hereby with DoveBid). The Company or Shareholders will promptly and in any event within 24 hours notify DoveBid orally and in writing of any such inquiry or proposal, including the name of the persons making such proposal and all of the terms thereof. Any violation of the restrictions set forth in this section by any officer, director or Employee of any Shareholder or any investment banker, attorney or other advisor or representative of the Company, any Shareholder or any Principal shall be deemed to be a breach of this Section
4.8 by the Company and Shareholders.

          4.9  Access to Information.  From the date of this Agreement until the
               ---------------------
earlier of termination of this Agreement or the Closing, the Company will allow DoveBid and its agents reasonable access to the files, books, records and offices of the Company, including, without limitation, any and all information relating to the Company's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. The Company will cause its accountants, employees and agents to cooperate with DoveBid and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

          4.10  Securities Laws.  From the date of this Agreement until the
                ---------------
earlier of termination of this Agreement or the Closing, the Company shall use its best efforts to assist DoveBid to the extent necessary to comply with all applicable securities laws in connection with the transactions contemplated herein.

          4.11  Certain Ancillary Agreements.  Each of the Principals agrees to
                ----------------------------
execute (i) the Employment Agreement in substantially the form of Exhibit E
                                                                  ---------
attached hereto (the "Employment Agreement"), (ii) the Release of Claims in substantially the form of Exhibit F-1 attached hereto (the "Principal's
                          -----------
Release"), and (iii) the Guaranty agreement in substantially the form of Exhibit
                                                                         -------
G attached hereto (the "Guaranty").
-

          4.12  Insurance.  Prior to the Closing, Shareholders shall have
                ---------
obtained, and fully prepaid all premiums associated with, "claims made" insurance for the Company for activities of the Company prior to the Closing, which insurance shall be assignable to DoveBid at the Closing, shall expire no earlier than the third anniversary of the Closing and shall contain coverage that is customary for the Company's industry and be reasonably acceptable to DoveBid.

          4.13   Completion of Audit.  The Shareholders and Principals, and
                 -------------------
their accountants, shall use best efforts to cooperate with DoveBid and its agents for the purpose of completing an audit of the Company's financial statements for the years ended December 31, 1997, 1998 and 1999 and the preparation of financial statements for such periods in accordance with GAAP.

          4.14  Lease Agreement with Chalud B.V.  Chalud B.V. agrees to lease
                -------------------------------
the Company's existing office space (not including the warehouse) to the Company following the Closing (the "New Office Lease"), which New Office Lease shall provide for an annual rent not to exceed NLG 43,000 during the initial term thereof, shall have an initial term of one year and shall provide for termination by either party of the New Office Lease upon twelve-months written notice to the non-terminating party.

          4.15  Further Assurances.  The Company, Shareholders, Principals and
                ------------------
DoveBid shall each deliver or cause to be delivered to the other, at such other times and places as shall be reasonably agreed, such additional instruments, and take such additional actions as can be taken without unreasonable expense, as any other may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby. Shareholders, Principals and the Company will cooperate and use their reasonable efforts to have the present officers, directors and Employees of the Company cooperate with DoveBid on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to Closing.

          4.16  Expenses.  DoveBid shall be responsible for any reasonable costs
                --------
and expenses of the Company, Shareholders and the Principals in excess of an aggregate of NLG 10,000 incurred in connection with the performance of such persons' obligations under Sections 4.5, 4.6, 4.13 and 4.15 above.


                                   ARTICLE V
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                        OF THE COMPANY AND SHAREHOLDER

          The obligations of the Company, Shareholders and Principals with respect to actions to be taken at Closing are subject to the satisfaction, or waiver by Shareholders, at or prior to Closing of all of the following conditions.

          5.1  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties of DoveBid set forth in this Agreement shall be true and correct at the Closing with the same effect as though such representations and warranties had been made as of that time. The covenants set forth in this Agreement to be performed by DoveBid at or before the Closing shall have been duly performed. DoveBid shall have delivered to the Representative a certificate to such effect dated the Closing Date signed by an authorized officer of DoveBid.

          5.2  Documents.  All actions, proceedings, instruments and documents
               ---------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been executed by DoveBid and shall be acceptable to Shareholders and their legal advisors.

          5.3  No Litigation.  No action or proceeding before a court or any
               -------------
other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it detrimental to the Company to proceed with the transactions hereunder.

          5.4  Consents and Approvals.  All necessary consents of and filings
               ----------------------
with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made, and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

          5.5  Promissory Notes; Convertible Subordinated Promissory Notes and
               ---------------------------------------------------------------
Subordination Agreements.  DoveBid shall have executed, and delivered to each
------------------------
Shareholder, such Shareholder's Promissory Note, Convertible Subordinated Promissory Note and the Subordination Agreement attached as Annex A thereto.

          5.6  Employment Agreements.  DoveBid and the Company shall have
               ---------------------
executed the Employment Agreements.


                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF DOVEBID

          The obligations of DoveBid with respect to actions to be taken at the Closing are subject to the satisfaction, or waiver by DoveBid, at or prior to the Closing of all of the following conditions.

          6.1  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties of the Company and Shareholders set forth in this Agreement shall be true and correct at the Closing with the same effect as though such representations and warranties had been made as of that time. The covenants set forth in this Agreement to be performed by the Company,

Principals and Shareholders on or before the Closing shall have been duly performed. Shareholders and the Company shall have delivered to DoveBid a certificate to such effect dated the Closing Date signed by a duly authorized officer or director of each Shareholder and of the Company.

          6.2  No Litigation.  No action or proceeding before a court or any
               -------------
other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of DoveBid as a result of which the management of DoveBid deems it materially detrimental to DoveBid to proceed with the transactions hereunder.

          6.3  No Material Adverse Effect.  No event or circumstance shall have
               --------------------------
occurred between the execution of this Agreement and the Closing which would constitute a Material Adverse Effect on the Company's business, prospects, financial condition or operating results; and DoveBid shall have received a certificate to such effect dated the Closing Date signed by a duly authorized officer or director of Shareholders and of the Company.

          6.4  Documents.  All actions, proceedings, instruments and documents
               ---------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been executed by the Company, Shareholders and/or Principals and shall be acceptable to DoveBid and its legal advisors.

          6.5  Consents and Approvals.  All necessary consents of and filings
               ----------------------
with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; the Company shall have obtained and delivered to DoveBid such additional consents to the transactions contemplated herein as DoveBid may reasonably request including, without limitation, DoveBid's receipt on or prior to Closing of consents of third parties listed in Section 2.5 of the Company Disclosure Letter; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

          6.6  Convertible Subordinated Promissory Note and Subordination
               ----------------------------------------------------------
Agreement.  Each Shareholder shall have executed and delivered to DoveBid its
---------
Convertible Subordinated Promissory Note and the Subordination Agreement attached as Annex A thereto.

          6.7  Employment Agreements.  Each Principal shall have executed and
               ---------------------
delivered to DoveBid and the Company his Employment Agreement.

          6.8  Principal's Release of Claims.  Each Principal shall have
               -----------------------------
executed the Principal's Release.

          6.9  Release of Claims.  Each Shareholder shall have executed and
               -----------------
delivered the Release of Claims in substantially the form of Exhibit F-2
                                                             -----------
attached hereto.

          6.10  Insurance Matters.  Shareholders shall have obtained, and fully
                -----------------
prepaid all premiums associated with, "claims made" insurance for the Company for activities of the Company prior of the Closing that will be assigned to DoveBid at the Closing, that expires no earlier than the third anniversary of the Closing and that contains coverage that is customary for the Company' industry and is reasonably acceptable to DoveBid.

          6.11  Board Approval.  This Agreement and the Ancillary Agreements
                --------------
shall have been approved by DoveBid's Board of Directors.

          6.12  Guaranty.  Each Principal shall have executed, and delivered to
                --------
DoveBid, the Guaranty.

          6.13  Key Employees.  DoveBid shall have confirmed to its satisfaction
                -------------
the continued employment of the key employees of the Company, other than the Principals, as of the Closing.

          6.14  Management Contracts.  The management contracts between the
                --------------------
Company, Shareholders and the Principals shall have been terminated.

          6.15  Shareholder Agreement.  The Shareholder Agreement among
                ---------------------
Shareholders with respect to the Company shall have been terminated.

          6.16  Pledges.  All pledges or other liens in favor of any party with
                -------
respect to the Shares or any assets of the Company shall have been released prior to Closing to DoveBid's satisfaction.

          6.17  Related Party Matters.  All indebtedness of any Shareholder,
                ---------------------
Principal, Employee or former employee of the Company to the Company shall be discharged prior to Closing, with the exception of loans made by the Company to
J. Bruinink and M.P.F. Van Arkel, Employees of the Company, for an aggregate amount of US$4,356. Any accounts or notes payable owed by the Company to any Shareholder or Principal (the "Shareholder Loans") shall be discharged prior to Closing,

          6.18  Sub-Lease Assignment.  The Company shall have assigned the sub-
                --------------------
lease entered into between the Company and V.O.F. B.P.S. Beton (the "Sub-Lease") to Chalud B.V. prior to Closing.



                                  ARTICLE VII
                                  TERMINATION

          7.1  Right to Terminate.  This Agreement may be terminated and the
               ------------------
transactions contemplated herein abandoned at any time prior to the Closing: (i) by the mutual written consent of the parties hereto (where, for purposes of this Article, DoveBid shall be considered one party and the Company, Shareholders and Principals collectively shall be considered one party); (ii) by either party, if such party is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, and such other party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breaching party fails to cure such material breach within five days after written notice of such material breach from the non-breaching party; (iii) by either party, if there is a final nonappealable order of any court of competent jurisdiction in effect preventing consummation of the transactions contemplated herein, or if any statute, rule, regulation or order is enacted, promulgated or issued or deemed applicable to the transactions contemplated herein by any governmental body that would make consummation of the transactions contemplated herein illegal; (iv) by DoveBid if the transactions contemplated herein have not occurred by July 18, 2000, or (v) by the Shareholders if the transactions contemplated herein have not occurred by August 5, 2000.

          7.2  Termination Procedures.  If either party wishes to terminate this
               ----------------------
Agreement pursuant to Section 7.1, such party shall deliver to the other party a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis of such termination. Termination of this Agreement will be effective upon the receipt of such notice.

          7.3  Continuing Obligations.  Following any termination of this
               ----------------------
Agreement pursuant to this Article VII, the parties to this Agreement will continue to be liable for breaches of this Agreement prior to such termination and will continue to perform their respective obligations under Article X. Except for the continuing obligations set forth in the preceding sentence, the parties to this Agreement will have no further obligation or liability to the other party.


                                  ARTICLE VIII
           SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES

          8.1  Survival of Representations.  The representations, warranties,
               ---------------------------
covenants and agreements of DoveBid contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or six (6) months after the Closing Date, whereupon such representations, warranties, covenants and agreements will expire (except for covenants that by their terms survive for a longer period). All representations, warranties, covenants and agreements of the Company, Shareholders and Principals contained in this Agreement will remain operative and in full force and effect from the date of this Agreement until the earlier of the termination of this Agreement or the third anniversary of the Closing (except for covenants that by their terms survive for a longer period, and for the representations and warranties set forth in 2.7 which shall survive for six years from the Closing Date).

          8.2  Agreement to Indemnify.  Subject to the limitations set forth in
               ----------------------
this Article VIII, Shareholders hereby agree to severally, pro rata according to each Shareholder's Ownership Percentage, indemnify and hold harmless DoveBid and its officers, directors, agents and employees, and each person, if any, who controls or may control DoveBid within the meaning of the Securities Act (individually, a "DoveBid Indemnitee" and collectively, "DoveBid Indemnitees") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and expenses ("Damages"):

               (a) arising out of any misrepresentation, or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Company or Shareholders in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company or Shareholders pursuant to this Agreement;

          (b) resulting from any failure of any Shareholder to have good, valid and marketable title to the issued shares of the Company held by such Shareholder, free and clear of Liens, or any claim by a current or former shareholder, or any other person, firm, corporation or entity, seeking to assert or based upon ownership or rights to ownership of equity interest of the Company (or the Purchase Price), any rights of a shareholder of the Company, including any options, or preemptive rights or rights to notice or to vote, any rights under the Company's Articles of Association or other charter documents, any right under any agreement among the Company and any Shareholder or any claim that any shareholder's equity interests or other securities were wrongfully repurchased by the Company;

          (c) in connection with a liability of the Company arising out of any acts, events, omissions or transactions occurring prior to or contemporaneously with the Closing Date, which liabilities were not disclosed to DoveBid in this Agreement or the Company Disclosure Letter, and were either known or should have been known by the Company or the Shareholder at the time of Closing, or any breach of any agreement entered into by the Company or any Shareholder prior to the Closing;

          (d) arising out of the Geeris Holding B.V. and Van Marion litigation matters (the "Outstanding Litigation"), but excluding the Litigation Accrual that will be paid by the Company.

          (e) resulting from any claim by any investment banker, broker, finder or other agent in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby;

          (f) in connection with any of the Company's or Shareholders' expenses incurred with respect to the transactions contemplated by this Agreement and the Ancillary Agreements and any Transfer Taxes (as defined in Section 10.5 below); or

          (g) in connection with a liability of the Company arising under the Sub-Lease.

          A DoveBid Indemnitee shall not be entitled to indemnification hereunder until the aggregate amount of Damages with respect to such Claim (as defined in Section 8.4 below) or Claims, together with all prior Claims by any DoveBid Indemnitee, exceeds NLG 75,000 (the "Basket"). If the total amount of Claims for Damages exceeds the Basket, then the DoveBid Indemnitee(s) shall be entitled to be indemnified against that amount of such Damages that exceeds NLG 25,000. Except for fraud or intentional misconduct, the maximum aggregate liability of Shareholders for Claims for indemnification under this Agreement shall not exceed (a) during the one year period following the Closing (i) US$1,750,000, plus (ii) any Damages incurred with respect to the Outstanding Litigation, and (b) after the first anniversary of the Closing (i) US$1,500,000 plus (ii) any Damages incurred with respect to the Outstanding Litigation. If, on or prior to the date on which a representation, warranty or covenant set forth herein would expire pursuant to Section 8.1 above, written notice of the occurrence of a matter giving rise to a Claim is given by a DoveBid Indemnitee or a suit or action is commenced against Shareholders by a DoveBid Indemnitee, the relevant DoveBid Indemnitee shall not be precluded from pursuing such Claim or suit or action or from recovering from Shareholders on the Claim, suit or action by reason of the expiration otherwise provided for in Section 8.1. In no event shall to the indemnification of Damages incurred by a DoveBid Indemnitee as a result of the Outstanding Litigation.

          8.3  Third Person Claims.
               -------------------

               8.3.1 Promptly after a DoveBid Indemnitee or the Company has received notice of, or has knowledge of, any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person (such claim or commencement of such action or proceeding being a "Third Person Claim") that could give rise to a right of indemnification under this Agreement, the DoveBid Indemnitee or the Company shall, as a condition precedent to a claim with respect thereto being made against Shareholders, give Shareholders written notice of such Third Person Claim describing in reasonable detail the nature of such Third Person Claim, a copy of all papers served with respect to that Third Person Claim (if any), an estimate of the amount of Damages attributable to the Third Person Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the DoveBid Indemnitee's or the Company's request for indemnification under this Agreement; provided, however, that the failure of the DoveBid Indemnitee or the Company to give timely notice hereunder shall relieve the Shareholders of their indemnification obligations under this Agreement only to the extent that such failure materially prejudices Shareholders' ability to defend such claim unless notice is not received by the third anniversary of the Closing Date or in the case of a claim with respect to a breach of Section 2.7 by the sixth anniversary of the Closing Date.

               8.3.2 DoveBid shall either directly or through the Company defend any Third Person Claim, and the costs and expenses incurred by DoveBid in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which DoveBid may seek indemnity pursuant to a Claim made by any DoveBid Indemnitee hereunder. To the extent such costs and expenses referred to in the preceding sentence are incurred in connection with the defense of the Outstanding Litigation, such costs and expenses shall only be included as Damages to the extent they exceed the reserve of NLG 45,000 in the Financial Statements. If DoveBid fails to defend such Third Person Claim, Shareholders shall have the right to assume the defense thereof. Shareholders shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Person Claim to the extent that receipt of such documents by Shareholders does not affect any privilege relating to the DoveBid Indemnitee, and may participate in settlement negotiations with respect to the Third Person Claim. No DoveBid Indemnitee nor the Company shall enter into any settlement of a Third Person Claim without the prior written consent of Shareholders (which consent shall not be unreasonably withheld), provided, that if Shareholders shall have consented in writing to any such settlement, then Shareholders shall have no right to object to any Claim by any DoveBid Indemnitee for indemnity under Article VIII for the amount of such settlement; and Shareholders will remain responsible to indemnify the DoveBid Indemnitee for all Damages that may be incurred arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article VIII.

     8.4  Representative.  Each of the Shareholders approves the designation of
          --------------
and designates the Representative as the representative of the Shareholders and as the attorney-in-fact and agent for and on behalf of each Shareholder with respect to the certification of Closing Stockholders' Equity and Closing Cash under Section 1.4 hereof and claims for indemnification under this Article VIII and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to: (a) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (b) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article VIII; and (c) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Shareholder with respect to the disposition, settlement or other handling of all claims under Article VIII and all rights or obligations arising under Article
VIII. Shareholders will be bound by all actions taken and documents executed by the Representative in connection with Article VIII, and DoveBid will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Shareholder in the absence of gross negligence or willful misconduct on the part of the Representative. Shareholders shall severally indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of Article VIII (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by Shareholders to the Representative pro rata in proportion to their respective percentage equity interests in the Company. The Shareholders shall have the right to replace Paul Blees as Representative by another representative by written notice in accordance with Section 10.6 below.

     8.5  Notice of Claim.  As used herein, the term "Claim" means a claim for
          ---------------
indemnification of a DoveBid Indemnitee for Damages under Article VIII. DoveBid may give notice of a Claim under this Agreement whether for its own Damages or for Damages incurred by any other DoveBid Indemnitee, and DoveBid will give written notice of a Claim executed by an officer of DoveBid (a "Notice of Claim") to Shareholders after DoveBid becomes aware of the existence of any potential claim by a DoveBid Indemnitee Person for indemnity for Damages under
Article VIII, including in connection with any Third Person Claim.

     8.6  Contents of Notice of Claim.  Each Notice of Claim by DoveBid will
          ---------------------------
contain the following information:

          (a) that DoveBid has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any DoveBid Indemnitee based on alleged facts, which if true, would give rise to liability for Damages to such DoveBid Indemnitee under
Article VIII); and

          (b) a brief description, in reasonable detail (to the extent reasonably available to DoveBid), of the facts, circumstances or events giving rise to the alleged Damages based on

DoveBid's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to DoveBid) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     8.7  Resolution of Notice of Claim.  Any Notice of Claim received by any
          -----------------------------
Shareholder will be resolved as follows:

          (a)  Uncontested Claims.  In the event that, within fifteen calendar
               ------------------
days after a Notice of Claim is received by Shareholders, and Shareholders do not contest such Notice of Claim in writing to DoveBid (an "Uncontested Claim"), Shareholders will be conclusively deemed to have consented to the recovery by the DoveBid Indemnitee of the full amount of Damages specified in the Notice of Claim in accordance with this Article VIII, including the offset of any such Damages against amounts owed by DoveBid to Shareholders pursuant to the Shareholders' Payable, Promissory Notes, Convertible Promissory Notes or otherwise, and, without further notice, to have stipulated to the entry of a final judgment for damages against Shareholders for such amount in any court having jurisdiction over the matter where venue is proper.

          (b)  Contested Claims.  In the event that Shareholders gives DoveBid
               ----------------
written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the fifteen day period, then: (i) such Contested Claim will be resolved by either (A) a written settlement agreement executed by DoveBid and Shareholders, or (B) in the absence of such a written settlement agreement, by binding arbitration between DoveBid and Shareholders in accordance with the terms and provisions of Section 8.7(c).

          (c)  Arbitration of Contested Claims. Each of DoveBid and Shareholders
               -------------------------------
agree that any Contested Claim will be submitted to mandatory, final and binding arbitration in San Mateo County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association from time to time in effect (the "Rules"). The parties may agree on a retired judge as sole arbitrator. In the absence of such agreement, there will be three arbitrators selected in accordance with the Rules. If there are three arbitrators, a decision reached by at least two of the three arbitrators will be the decision of the arbitration panel; provided, however, that in the case of monetary damages, if there is no agreement of two arbitrators as to the amount of the award, then the highest and lowest amounts will be disregarded, and the remaining amount will be the final award of the arbitration panel. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. A Contested Claim finally resolved in favor of DoveBid may be satisfied as if such Claim were an Uncontested Claim pursuant to Section 8.7(a). The provisions of this Section 8.7(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all reasonable costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having competent jurisdiction.

          (i)   Payment of Costs.  DoveBid on the one hand, and Shareholders, on
                ----------------
the other hand, will bear the expense of deposits and advances required by the arbitrator(s) in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator(s) shall determine the party who is the Prevailing Party and the party who is the Non-Prevailing Party. The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator(s) may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator(s) deems just and equitable.

          (ii)  Burden of Proof.  Except as may be otherwise expressly provided
                ---------------
herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

          (iii) Award.  Upon the conclusion of any arbitration proceedings
                -----
hereunder, the arbitrator(s) will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to Shareholders and DoveBid, together with a signed copy of the Final Award. The Final Award will constitute a conclusive determination of all issues in question, binding upon Shareholders, and Shareholders and DoveBid will include an affirmative statement to such effect.

          (iv)  Timing.  Shareholders, DoveBid and the arbitrator(s) will
                ------
conclude each arbitration pursuant to this Section 8.7 as promptly as possible for the Contested Claim being arbitrated.

          (v)   Terms of Arbitration.  The arbitrator(s) chosen in accordance
                --------------------
with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

     8.8  Fiscal Unity.  The Company was part of a Fiscal Unity ("fiscale
          ------------
eenheid") with Abbink Holding B.V. and Chalud Holding B.V. for value added tax purposes only. In the event the Company would be liable for any taxes, costs and/or expenses as a consequence of the Fiscal Unity, and such liability would impose an obligation on the Shareholders to indemnify the DoveBid Indemnitees, Damages resulting therefrom shall be due by Chalud Holding BV and the other Shareholders shall not be liable for such Damages.

     8.9  Assignment of Claims.  In the event that the Shareholders shall become
          --------------------
liable to indemnify the DoveBid Indemnitees for Damages as a result of the Outstanding Litigation based on a judgment or arbitration award which is no longer subject to appeal or based on a settlement, upon such indemnification as provided in this Article VIII, the DoveBid Indemnitees and/or the Company shall assign to the Shareholders any rights they may hold to proceed against any third party for contribution or indemnification of such Damages. Upon such assignment, the DoveBid Indemnitees and the Company shall have no further obligations with respect to such third-party claims.

                                   ARTICLE IX
                                 NONCOMPETITION

     9.1  Prohibited Activities.  Each of (i) the Shareholders, on behalf of
          ---------------------
themselves and their directors, officers, shareholders, owners, employees, successors and assigns, and (ii) the Principals agree that they will not, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

          (i) engage directly or as an officer, director, stockholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in competition with, and which are substantially similar to, any of the DoveBid Products and Services (as defined below) offered by DoveBid (including its subsidiaries) as of the date of this Agreement;

          (ii) call upon any person who is, at that time, an employee of DoveBid (including the subsidiaries thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of DoveBid (including the subsidiaries thereof);

          (iii) call upon any person or entity which is, at that time, or that has been, within one year prior to that time, to the knowledge of such Shareholder or such Principal, a customer of DoveBid (including the subsidiaries thereof) for the purpose of soliciting or selling products or services in competition with DoveBid;

          (iv) call upon any prospective acquisition candidate, on a Shareholder's or Principal's own behalf or on behalf of any competitor of DoveBid, which candidate was either called upon by DoveBid or the Company (including the subsidiaries thereof) or for which DoveBid (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity, provided that any Shareholder and/or any Principal shall not be charged with a
--------
violation of this Section 9.1(iv) unless and until a Principal shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made, for the purpose of acquiring such entity; or

          (v) except in furtherance of DoveBid's business, disclose customers, whether in existence or proposed, of DoveBid or the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever excluding disclosure to DoveBid.

     "DoveBid Products and Services" shall mean (i) the worldwide purchase, sale and auctioning of assets through liquidations, online and offline auctions and private treaty sales in the following markets: Biotech, Medical and Pharmaceutical; Computers, Peripherals and Data Processing; Disk Drive and Media Manufacturing; Electronic Components; Electronic Test and Measurement; Food and Chemical Processing; Metalworking and Machine Tools; Office Furnishings and Equipment; Packaging and Converting; Plant Support, Material Handling and Facility Equipment; Plastics and Rubber; Post Production, Audio, Video and Broadcast; Power Production; Printed Circuit Board Fabrication; Printing; Semiconductor Fabrication; Telecommunications; Textile and Apparel Manufacturing; Woodworking and Mills; and other non-categorized assets; (ii) asset valuation and appraisal services, online and offline, including valuations of personal property, inventory, real estate, intangible assets and businesses; (iii) those value-added services such as transportation and logistics, asset inspections and asset management and procurement which DoveBid performs as at the Closing Date, and (iv) the refurbishment and sale of machinery and equipment, including computers and computer-related products.

     Notwithstanding the above, the foregoing covenant shall not prohibit a Shareholder or Principal from acquiring, as an investment, not more than one percent of the capital stock of any business to which the foregoing prohibition would apply and whose stock is traded on a national securities exchange or over-the-counter market.

     9.2  Term.  The obligations set forth in this Article IX shall not
          ----
terminate with respect to each Principal and the relevant Shareholder controlled by such Principal until two (2) years after the Closing Date, provided however,
                                                              -------- -------
that such Principal and such Shareholder hereby acknowledge and agree that the non-competition covenant set forth in the Employment Agreement to be entered into as of the Closing Date among DoveBid, the Company and such Principal may survive for a longer period.

     9.3  Reasonable Restraint.  It is agreed by the parties hereto that the
          --------------------
foregoing covenants in this Article IX impose reasonable restraints on the Shareholders and Principals in light of the activities and business of DoveBid (including the subsidiaries thereof) on the date of the execution of this Agreement.

     9.4  Independent Covenant.  All of the covenants in this Article IX shall
          --------------------
be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Shareholder(s) or Principal(s) against DoveBid (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by DoveBid of such covenants. It is specifically agreed that the period of time stated in Section 9.2, during which the agreements and covenants of Shareholders made in this Article IX shall be effective, shall be computed by excluding from such computation any time during which a Shareholder or Principal is in violation of any provision of this Article IX. The covenants contained in this Article IX shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     9.5  Materiality.  Shareholders, Principals and the Company hereby agree
          -----------
that the covenants in this Article IX are a material and substantial part of this transaction.


                                   ARTICLE X
                                    GENERAL

     10.1 Confidentiality.  The Company, Shareholders, Principals and DoveBid
          ---------------
each recognize that they have received and will receive confidential information concerning the other during the course of the negotiations and preparations of this Agreement and the transactions contemplated herein. Accordingly, the Company, Shareholders, Principals and DoveBid each agree (a) to use their respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Closing and related transactions. The obligations of this Section 10.1 will not apply to information that is required, in the opinion of counsel to a party hereto, to be disclosed by statute, governmental rule or regulation, or securities exchange listing agreement or, following the Closing, to the disclosure of information regarding the Company by DoveBid. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 10.1 and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

     10.2 Successors and Assigns.  Neither the Company nor any Shareholder may
          ----------------------
assign any of its rights or obligations hereunder without the prior written consent of DoveBid. DoveBid may not assign any of its rights or obligations hereunder without the prior written consent of Shareholders, except that DoveBid may assign its rights and obligations hereunder without the prior written consent of Shareholders in connection with a merger, consolidation or sale of all or substantially all of DoveBid's assets or in connection with a reincorporation, reorganization or other corporate recapitalization, provided that the acquiring or surviving corporation or entity agrees to assume all of DoveBid's obligations under this Agreement. This provision does not govern the assignment of the Promissory Notes or the Convertible Subordinated Promissory Notes, which shall be governed solely by the provisions thereof. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.3 Entire Agreement; Amendments.  This Agreement (including the schedules
          ----------------------------
and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among Shareholders, the Company, Principals and DoveBid and supersede any prior agreement, understanding or discussions relating to DoveBid or the transactions contemplated by this Agreement. Except as otherwise stated herein, this Agreement and the exhibits hereto may be modified or amended only by a written instrument executed by Shareholders, the Company, Principals and DoveBid, acting through their respective officer or directors, and duly authorized by each of their Board of Directors.

     10.4 Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same agreement.

     10.5 Expenses; Taxes.  DoveBid will pay the fees, expenses and
          ---------------
disbursements of DoveBid and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by DoveBid under this Agreement. Shareholders and the Company will pay their respective fees, expenses and disbursements of counsel and accountants incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by them under this Agreement, provided, however, that, prior to the Closing Date and subject to the terms and conditions of this Agreement, the Shareholders may charge such fees, expenses and disbursements to the Company. Any expenses of Shareholders and the Company not accounted for in the Closing Balance Sheet shall be treated as Damages under Article VIII. Each Shareholder shall pay the Transfer Taxes (as defined below) which by law are payable by such Shareholder, and DoveBid shall pay the Transfer Taxes which by law are payable by DoveBid. As used in this Agreement, "Transfer Taxes" shall mean any and all sales, use, transfer, income, registration, real property transfer, recording, gains, stock transfer, capital and other similar taxes and fees incurred in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Shareholders and DoveBid each shall pay fifty percent of the fees of the civil law notary arranging for the transfer of the Shares up to an aggregate of NLG 10,000, above which DoveBid shall pay the remainder of such fees. The Company shall file, and Shareholders shall cause the Company to file, all necessary documentation and tax returns with respect to such Transfer Taxes.

     10.6 Notices.  All notices and other communications required or permitted
          -------
hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in the mail or with an internationally recognized overnight courier service, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party as follows:

          (i) If mailed or delivered to DoveBid, to each of the following, using two separate mailings or deliveries:

                    DoveBid, Inc.
                    1241 East Hillsdale Blvd.
                    Foster City, CA 94404
                    Attn: Cory Ravid, Chief Financial Officer

                    DoveBid, Inc.
                    1241 East Hillsdale Blvd.
                    Foster City, CA 94404
                    Attn: Anthony Capobianco, General Counsel

          (ii) If mailed or delivered to the Company, to the following address:

                    C.L. Van Beusekom B.V.
                    Energieweg 4
                    4231 DJ Meerkerk
                    The Netherlands
                    Attn: Paul Blees

               with a copy to:

                    Nysingh Dijkstra de Graff

                    Huis De Vries Robbe
                    Izaak Evertslaan 1
                    Postbus 9220
                    6800 KA Arnhem
                    The Netherlands
                    Attn:  Adrian H. Bos

          (iii) If mailed or delivered to the Shareholders, the Principals and/or the Shareholder Representative, to the following addresses:

                 Shareholders:

                    Chalud Holding B.V.
                    Energieweg 4
                    4231 DJ Meerkerk
                    The Netherlands
                    Attn: Frederik Abbink

                    Binmak B.V.
                    Prins Hendrikplein 6
                    7316 AM Apeldoorn
                    The Netherlands
                    Attn: Paul Blees

                    Rotsip Holding B.V.
                    Kogge 22
                    1261 VK Blaricum
                    The Netherlands
                    Attn: Peter Pistor

               Principals:

                    Frederik Abbink
                    Van Burenlaan 17
                    3761 BZ Soett
                    The Netherlands

                    Paul Blees
                    Prins Hendrikplein 6
                    7316 AM Apeldoorn
                    The Netherlands

                    Rotsip Holding B.V.
                    Kogge 22
                    1261 VK Blaricum
                    The Netherlands
                    Attn: Peter Pistor

               Shareholder Representative:

                    Paul Blees
                    Prins Hendrikplein 6
                    7316 AM Apeldoorn
                    The Netherlands

               Shareholders, Principals and Shareholder Representative, with a copy to:

                    Nysingh Dijkstra de Graff
                    Huis De Vries Robbe
                    Izaak Evertslaan 1
                    Postbus 9220
                    6800 KA Arnhem
                    The Netherlands
                    Attn:  Adrian H. Bos

or to such other address as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 10.6 from time to time. Such notice shall be effective only upon actual receipt.

     10.7 Governing Law; Forum.  This Agreement shall be governed by and
          --------------------
construed in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law. All disputes arising out of this Agreement or the obligations of the parties hereunder following the Closing hereof will be submitted to binding arbitration in accordance with Section 8.7(c) above. The enforcement of any arbitration award under Section 8.7(c) shall be subject to the exclusive jurisdiction and venue of the California state courts of San Mateo County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction and venue of the United States District Court having jurisdiction over San Mateo County). EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF SAID COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. EACH PARTY AGREES THAT ANY JUDGMENT OF ANY SUCH COURT AND/OR ANY ARBITRATION AWARD UNDER ARTICLE VIII WILL BE ENFORCEABLE BY THE COURTS OF THE NETHERLANDS. The non-prevailing party in any such dispute shall pay all reasonable costs, fees and expenses related to the dispute, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party in such dispute.

     10.8 Exercise of Rights and Remedies.  Except as otherwise provided herein,
          -------------------------------
no delay of, or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     10.9  Reformation and Severability. In case any provision of this Agreement
           ----------------------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     10.10 Remedies Cumulative.  Except as otherwise provided herein, no right,
           -------------------
remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law, or in equity or by contract. The exercise of any one remedy will not preclude the exercise of other. The parties agree that specific performance is an appropriate remedy for a breach of their respective obligations under this Agreement.

     10.11 Construction.  This Agreement has been negotiated among DoveBid, the
           ------------
Company, Shareholders and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     10.12 Captions.  The headings of this Agreement are inserted for
           --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.



                [THE REST OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by the respective authorized representatives of DoveBid, the Company, and of Shareholders and by the Principals as of the day and year first above written.

                              DOVEBID, INC.



                              By: /s/ Anthony Capobianco
                                 --------------------------------------
                              Name:  Anthony Capobianco
                              Title: Vice President and General Counsel


                              THE COMPANY:

                              C.L. VAN BEUSEKOM B.V.


                              By: /s/ Paul Blees
                                 ---------------------------------------
                              Name:
                              Title: Director

                              By: /s/ Peter Pistor
                                 ---------------------------------------
                              Name:
                              Title: Director

                              By: /s/ Frederik Abbink
                                 ---------------------------------------
                              Name:
                              Title: Director


SHAREHOLDERS:                            PRINCIPALS:

CHALUD HOLDING B.V.

By: /s/ Frederik Abbink                  /s/ Frederik Abbink
   ----------------------------          ------------------------------
Name:  Frederik Abbink                   Frederik Abbink
Title: Director


BINMAK B.V.

By: /s/ Paul Blees                       /s/ Paul Blees
   ----------------------------          ------------------------------
Name:  Paul Blees                        Paul Blees
Title: Director


ROTSIP HOLDING B.V.

By: /s/ Peter Pistor                     /s/ Peter Pistor
   ----------------------------          ------------------------------
Name:  Peter Pistor                      Peter Pistor
Title: Director



               [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]